Exhibit 10.17
ASSIGNMENT AND ASSUMPTION OF LEASE

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, US REAL ESTATE LIMITED PARTNERSHIP, a Texas limited partnership (the “Assignor”), hereby assigns and delegates to ARC HDCOLSC001, LLC, a Delaware limited liability company, (the “Assignee”), and Assignee hereby agrees to assume and accept the assignment and delegation of all of Assignor’s right, title and interest in and to any obligations under that certain Triple Net Lease Agreement dated effective May 15, 2009 by and between Assignor and Home Depot U.S.A., Inc., a Delaware corporation (the “Lease”).

Assignor hereby agrees to indemnify Assignee against and hold Assignee harmless from any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys’ fees, originating or relating to the period prior to the date hereof and arising out of the Assignor’s obligations under the Lease. Assignee hereby agrees to indemnify Assignor against and hold Assignor harmless from any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys’ fees, originating or relating to the period on or after the date hereof and arising out of the Assignee’s obligations under such leases.

If any litigation between Assignor and Assignee arises out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party’s costs and expenses of such litigation, including, without limitation, reasonable attorneys’ fees.

This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

[Signature and Notary Page to follow]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment effective as of the 6 day of November, 2009.

ASSIGNOR:

US REAL ESTATE LIMITED PARTNERSHIP,
a Texas limited partnership

By:	USAA REAL ESTATE COMPANY,
a Delaware corporation, its general partner

	By:	/s/ John G. Post
	Name:	John G. Post
	Title:	Assistant Vice President

THE STATE OF TEXAS	§

COUNTY OF BEXAR	§

BEFORE ME the undersigned authority, on this day personally appeared John G. Post, the Assistant Vice President of USAA Real Estate Company, a Delaware corporation, the general partner of US REAL ESTATE LIMITED PARTNERSHIP, a Texas limited partnership, on behalf of said limited partnership.

GIVEN under my hand and seal of office on this 5th day of November, 2009.

/s/ Peggy Siefken
NOTARY PUBLIC
Peggy Siefken
Typed or Printed Name of Notary
MY COMMISSION EXPIRES: 6/3/2010

ASSIGNEE:

ARC HDCOLSC001, LLC,
a Delaware limited liability company

By:	/s/ William M. Kahane
Name:	William M. Kahane
Title:	President

THE STATE OF NEW YORK   §

COUNTY OF NEW YORK        §

BEFORE ME the undersigned authority on this day personally appeared William M. Kahane, the President of ARC HDCOLSC001, LLC, a Delaware limited liability company, on behalf of said limited liability company.

GIVEN under my hand and seal of office on this 9 day of November, 2009.

/s/ Eve LaMonica
NOTARY PUBLIC

Eve LaMonica
Typed or Printed Name of Notary
MY COMMISION EXPIRES:________________________

Eve LaMonica
Notary Public, State of New York
No. 01LAB164026
Qualified in New York County
Term Expires April 9, 2011